--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                           WESCO INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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



                                                      [WESCO INTERNATIONAL LOGO]














                                                             2001
                                               =================================
                                                   Notice of Annual Meeting
                                                      and Proxy Statement








WESCO INTERNATIONAL, INC.
-------------------------
Commerce Court, Suite 2700
Four Station Square
Pittsburgh, PA 15219

                            WESCO INTERNATIONAL, INC.
                            COMMERCE COURT, SUITE 700
                               FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219


                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  May 23, 2001


         The Annual Meeting of the Stockholders of WESCO International, Inc. will be held on Wednesday, May 23, 2001, at 2:00 p.m., E.D.S.T., at the Sheraton Inn, 7 Station Square, Pittsburgh, Pennsylvania 15219 to consider and take action on the following:

         1) Election of a class of three directors for a three-year term expiring in 2004; and

         2) Transaction of any other business properly brought before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL. Stockholders of record at the close of business on April 9, 2001 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote will be available at the Annual Meeting and during ordinary business hours for ten days prior to the meeting at our corporate offices, Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania, 15219 for examination by any stockholder for any legally valid purpose.

         WESCO International, Inc. stockholders or their authorized representatives by proxy may attend the meeting. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

         In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope.

                                            By order of the Board of Directors,


                                            /s/ DANIEL A. BRAILER
                                            ----------------------
                                            Daniel A. Brailer
                                            Secretary

                            WESCO INTERNATIONAL, INC.
                            COMMERCE COURT, SUITE 700
                               FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2001


                    PROXY SOLICITATION AND VOTING INFORMATION

         The accompanying proxy is solicited by the Board of Directors of WESCO International, Inc. (the "Company") for use at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on May 23, 2001 at the Sheraton Inn, 7 Station Square, Pittsburgh, Pennsylvania 15219 at 2:00 p.m., local time, and at any adjournment or postponement thereof. The proxies will be voted if properly signed, received by the Secretary of the Company prior to the close of voting at the Annual Meeting, and not revoked. If no direction is given in the proxy, it will be voted "FOR" the election of the directors nominated by the Board of Directors. The Company has not received timely notice of any stockholder proposals for presentation at the Annual Meeting as required by
Section 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting, and the proxy holders have the right to and will vote in accordance with their judgment.

         A stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing the proxy to the Secretary of the Company at the address set forth above.

         This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about April 20, 2001. The Company's 2000 Annual Report to Stockholders accompanies this Proxy Statement. The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Board of Directors of the Company, without receiving additional compensation for this service, may solicit in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the Common Stock, par value $.01 per share, of the Company ("Common Stock") held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling.

         Holders of Common Stock at the close of business on April 9, 2001 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 44,840,310 shares of Common Stock were issued and outstanding (including 4,653,161 shares of Class B Common Stock). The presence, in person or by proxy, of stockholders holding at least a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. The Board of Directors will be elected by a plurality of the votes cast at such election.

                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

         The Board of Directors of the Company (the "Board") consists of eight members, divided into three classes. The terms of office of the three classes of directors (Class I, Class II and Class III) end in successive years. The term of the Class II directors expires this year, and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2004. The terms of the Class I and Class III directors do not expire until 2003 and 2002, respectively.

     The Board has nominated Robert J. Tarr, Jr., Anthony D. Tutrone, and Kenneth L. Way for election as Class II directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board. The nominees for directors have previously served as members of the Board of the Company.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES.

                          CLASS I DIRECTORS--PRESENT TERM EXPIRES IN 2003

MICHAEL J. CHESHIRE                         Mr. Cheshire is Chairman and Chief Executive Officer of Gerber
      Age: 52                               Scientific, Inc. Prior to joining Gerber Scientific in 1997, Mr.
      Director since 1998                   Cheshire spent 21 years with the General Signal Corporation and was most recently president of their electrical group.

JAMES A. STERN                              Mr. Stern has been Chairman of The Cypress Group L.L.C. ("Cypress")
      Age: 50                               since its formation in April 1994. Prior to joining Cypress, Mr. Stern
      Director since 1998                   was a managing director with Lehman Brothers, Inc. ("Lehman Brothers")
                                            and served as head of the Merchant Banking Group. During his career at
                                            Lehman Brothers, he also served as head of that firm's Investment
                                            Banking, High Yield and Primary Capital Markets Groups. Mr. Stern is
                                            also a director of AMTROL, Inc., Cinemark USA, Inc., Frank's Nursery &
                                            Crafts, Inc. and Lear Corporation, and a trustee of Tufts University.

                         CLASS II DIRECTORS--NOMINEES FOR TERMS TO EXPIRE IN 2004

ROBERT J. TARR, JR.                         Mr. Tarr has been the Chairman, Chief Executive Officer and President of
      Age: 57                               HomeRuns.com, Inc. since February 2000. Prior to joining HomeRuns.com,
      Director since 1998                   he worked for more than 20 years in senior executive roles for Harcourt
                                            General, Inc., including six years as President, Chief Executive Officer and Chief Operating Officer of Harcourt General, Inc. (formerly General
                                            Cinema Corporation) and The Neiman Marcus Group, Inc. Mr. Tarr is also a director of the John Hancock Financial Services, Inc., Houghton
                                            Mifflin & Co., and Barneys New York, Inc.

ANTHONY D. TUTRONE                          Mr. Tutrone has been a Managing Director of Cypress since 1998 and has
      Age: 36                               been a member of Cypress since its formation in April 1994. Prior to
      Director since 1998                   joining Cypress, he was a member of the merchant Banking Group at Lehman
                                            Brothers. Mr. Tutrone is also a director of AMTROL, Inc. and Danka
                                            Business Systems PLC.

KENNETH L. WAY                              Mr. Way has been Chairman of Lear Corporation since 1988 and has been
      Age: 61                               affiliated with Lear Corporation and its predecessor companies for 35
      Director since 1998                   years in engineering, manufacturing and general management capacities.
                                            Mr. Way is also a director of Comerica, Inc. and CMS Energy
                                            Corporation.

                 CONTINUING CLASS III DIRECTORS--PRESENT TERM EXPIRES IN 2002

ROY W. HALEY                               Mr. Haley has been Chief Executive Officer of the Company since February
      Age: 54                              1994. From 1988 to 1993, Mr. Haley was an executive at American General
      Chairman of the Board, President     Corporation, a diversified financial services company, where he served as
      and Chief Executive Officer and a    Chief Operating Officer and as President and a director. Mr. Haley is
      Director since 1994                  also a director of United Stationers, Inc. and Cambrex Corporation.

GEORGE L. MILES, JR.                       Mr. Miles has been President and Chief Executive Officer of WQED
      Age: 59                              Pittsburgh since September 1994. Mr. Miles is also a director of
      Director since 2000                  Equitable Resources.

JAMES A. SINGLETON                         Mr. Singleton has been a Vice Chairman of Cypress since its formation in
      Age: 45                              April 1994. Prior to joining Cypress, he was a Managing Director in the
      Director since 1998                  Merchant Banking Group at Lehman Brothers. Mr. Singleton is also a director of Cinemark USA, Inc., Club Corp, Inc., Danka Business Systems
                                           PLC, Genesis Health Ventures, Inc.,  HomeRuns.com, Inc., L.P. Thebault
                                           Company, and Williams Scotsman, Inc.


MEETINGS AND COMMITTEES OF THE BOARD

         The Board has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee. The full Board held four meetings in 2000. Each director attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which he served.

Executive Committee

         The Executive Committee consists of Messrs. Cheshire, Haley, Singleton and Stern, with Mr. Singleton serving as Chairman. It is responsible for overseeing the management of the affairs and business of the Company and has been delegated authority to exercise the powers of the Board during intervals between Board meetings. The Executive Committee held three meetings in 2000.

Audit Committee

         The Audit Committee consists of Messrs. Cheshire, Miles and Tarr, with Mr. Tarr serving as Chairman and operates under a written charter, which is included as Appendix A to this Proxy Statement. The Audit Committee is responsible for: (a) recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; (b) reviewing the scope and results of the audit with the independent accountants; (c) reviewing with the management and the independent accountants the Company's year end operating results; (d) considering the adequacy of the internal accounting and control procedures of the Company; and
(e) reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence. The Audit Committee held five meetings in 2000 and has furnished the following report:

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company is composed of three independent directors. The Committee operates under a written charter, which is included as an appendix to this Proxy Statement.

Management of the Company has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the Company's audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with the Audit Committee).

In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also appointed the selection of the Company's independent auditors, PricewaterhouseCoopers LLP, for the year 2001.


RESPECTFULLY SUBMITTED:
THE AUDIT COMMITTEE:

Robert J. Tarr, Jr., Chairman
Michael J. Cheshire
George L. Miles, Jr.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS:

In addition to performing the audit of the Company's 2000 consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:


o      Audit and review of the Company's 2000 financial statements      $579,000

o      All other services                                               $109,000

PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during 2000.

"All other services" includes (i) tax planning, (ii) acquisitions due diligence reviews, and (iii) pension and foreign statutory reporting.

The Audit Committee reviews summaries of the services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

On recommendation of the Audit Committee, the Board has appointed PricewaterhouseCoopers LLP to audit the 2001 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

Compensation Committee

     The Compensation Committee consists of Messrs. Singleton, Stern, Tarr, Tutrone and Way, with Mr. Stern serving as Chairman. It is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company. The Compensation Committee held two meetings in 2000.

COMPENSATION OF DIRECTORS

         Members of the Board who are also employees of the Company do not receive cash compensation for their services as directors. Each director of the Company who is not an employee of the Company or any of its subsidiaries or Cypress is entitled to receive an annual director's fee of $25,000, payable in cash or shares of common stock, or a combination of cash and common stock, at the directors' election. Effective January 1, 2000, the Company established the 1999 Deferred Compensation Plan for Non-Employee Directors under which non-employee directors can elect to defer 25% or more of the annual director's fee. Amounts deferred under this arrangement will, on the deferral date, be converted into stock units (common stock equivalents) which will be credited to a bookkeeping account in the director's name. For purposes of determining the number of stock units to be credited to a director for a particular year, the average of the high and low trading prices of the Common Stock on the first trading day in January of that year will be used. Distribution of deferred stock units will be made in a lump sum or installments, in the form of shares of Common Stock, in accordance with the distribution schedule selected by the director at the time the deferral election is made.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation information for the Company's Chief Executive Officer and for the Company's four other most highly compensated executive officers with compensation in excess of $100,000 for 1998, 1999 and 2000 (the "Named Executive Officers").

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               -------------
                                                                                SECURITIES
                                                      ANNUAL COMPENSATION       UNDERLYING         ALL OTHER
                                           FISCAL   -----------------------      OPTIONS          COMPENSATION
NAME AND PRINCIPAL POSITION(S)              YEAR    SALARY ($)    BONUS ($)      (#S) (1)       ($)(2)(3)(4)(5)
----------------------------------------  --------- ------------  -----------  ------------- -----------------------

 Roy W. Haley,                                2000      518,750      350,000        100,000                 31,069
    Chairman of the Board                     1999      500,000      200,000             --                 35,925
    and Chief Executive Officer               1998      500,000      425,000        867,000              1,086,000

 James H. Mehta                               2000      275,000       70,000         25,000                 14,100
     Vice President, Business                 1999      275,000       40,000             --                 14,938
       Development                            1998      275,000      115,000        190,740                576,638

 Patrick M. Swed,                             2000      227,500      100,000         35,000                 20,825
     Vice President, Operations               1999      216,667       70,000             --                 22,300
                                              1998      200,000      130,000        190,740                484,900

 William M. Goodwin                           2000      191,752      100,000         35,000                 19,340
     Vice President, Operations               1999      180,841       60,000             --                 20,425
                                              1998      158,340      100,000        127,160                372,000

 Donald H. Thimjon                            2000      191,752      100,000         35,000                 19,468
     Vice President, Operations               1999      180,841       60,000             --                 20,500
                                              1998      158,340      110,000        127,160                387,892

 ---------------------------------------

    (1) All options granted in 1998 were granted under the Company's 1998 Stock Option Plan and have an exercise price of $10.75 per share. All options granted in 2000 were granted under the Company's 1999 Long-Term Incentive Plan ("LTIP") and have an exercise price of $9.875 per share. Options granted under both the 1998 Stock Option Plan and the LTIP are subject to certain time and performance-based vesting requirements. Of the options granted in 1998, 433,500, 95,370, 95,370, 63,580 and 63,580 options held by Messrs. Haley, Mehta, Swed, Goodwin, and Thimjon, respectively, are currently exercisable. None of the options granted under the LTIP are currently exercisable.

    (2) Includes contributions under the WESCO Distribution, Inc. retirement savings plan in the amounts of (a) $4,800, $2,100, $4,800, $3,945 and $4,800 for Messrs. Haley, Mehta, Swed, Goodwin and Thimjon, respectively, in 2000, (b) $4,800, $2,938, $4,800, $3,750 and $4,800
         for Messrs. Haley, Mehta, Swed, Goodwin and Thimjon, respectively, in 1999 and (c) $12,800, $7,738, $16,000, $4,000 and $16,000 for Messrs.
         Haley, Mehta, Swed, Goodwin and Thimjon, respectively, in 1998.

    (3) Includes contributions by the Company under the WESCO Distribution, Inc. deferred compensation plan in the amounts of (a) $14,269, $-0-, $4,025, $3,395 and $2,668 for Messrs. Haley, Mehta, Swed, Goodwin and Thimjon, respectively, in 2000, (b) $19,125, $-0-, $5,500, $4,675 and
         $3,700 for Messrs. Haley, Mehta, Swed, Goodwin and Thimjon, respectively, in 1999 and (c) $61,200, $6,900, $16,900, $5,992 and
         $9,884 for Messrs. Haley, Mehta, Swed, Goodwin, and Thimjon, respectively, for 1998.

    (4) Includes special retention bonus payments in 1998 in the amounts of $1,000,000, $550,000, $440,000, $350,008 and $350,008 for Messrs.
         Haley, Mehta, Swed, Goodwin and Thimjon, respectively.

    (5) Includes an annual automobile allowance in the amount of $12,000 per year for Messrs. Haley, Mehta, Swed, Goodwin and Thimjon.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information for each Named Executive Officer with regard to stock options granted during 2000:

                                                % OF
                                                TOTAL
                                               OPTIONS
                                 NUMBER OF     GRANTED                              POTENTIAL REALIZABLE VALUE AT
                                SECURITIES       TO                                 ASSUMED RATES OF STOCK PRICE
                                UNDERLYING    EMPLOYEES                            APPRECIATION FOR OPTION TERM(1)
                                  OPTIONS     IN FISCAL    EXERCISE   EXPIRATION   -------------------------------
      NAME                        GRANTED       YEAR     PRICE ($/SH)    DATE            5%                 10%
----------------            ---------------------------  -----------------------   -------------------------------
Roy W. Haley                      100,000       6.23%       $9.875      5/11/2010     $621,033          $1,573,821
James H. Mehta                     25,000       1.57%        9.875      5/11/2010      155,258             393,455
Patrick M. Swed                    35,000       2.18%        9.875      5/11/2010      217,362             550,837
William M. Goodwin                 35,000       2.18%        9.875      5/11/2010      217,362             550,837
Donald H. Thimjon                  35,000       2.18%        9.875      5/11/2010      217,362             550,837

--------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table below sets forth information for each Named Executive Officer with regard to the aggregate stock options held at December 31, 2000. No stock options were exercised by any of the Named Executive Officers during 2000.


                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT FY-END
                                                    OPTIONS AT FY-END (#)                  ($)(1)(2)
              NAME                              (EXERCISABLE - UNEXERCISABLE)      (EXERCISABLE - UNEXERCISABLE)
 -------------------------------------------- ------------------------------------------------------------------

 Roy W. Haley                                      1,721,284       533,500           $9,336,434      -0-
 James H. Mehta                                      590,716       120,370            3,591,259      -0-
 Patrick M. Swed                                     425,408       130,370            2,392,776      -0-
 William M. Goodwin                                  228,888        98,580            1,198,483      -0-
 Donald H. Thimjon                                   228,888        98,580            1,198,483      -0-

--------------------

(1) Based on the closing market price per share of $7.25 as reported on the NYSE on December 29, 2000.

(2) Certain of the options have an exercise price in excess of $7.25 per share. Accordingly, no value is reflected in the table for those options that are not in-the-money.

EMPLOYMENT AGREEMENTS

         Employment Agreement with the Chief Executive Officer. The Company is a party to an employment agreement with Mr. Haley providing for a rolling employment term of three years. Pursuant to this agreement, Mr. Haley is entitled to an annual base salary of $500,000 and an annual incentive bonus equal to a percentage of his annual base salary ranging from 0% to 200%. The actual amount of Mr. Haley's annual incentive bonus will be determined based upon the Company's financial performance as compared to the annual performance objectives established for the relevant fiscal year. If Mr. Haley's employment is terminated by the Company without "cause," by Mr. Haley for "good reason" or as a result of Mr. Haley's death or disability, Mr. Haley is entitled to continued payments of his average annual base salary and his average annual incentive bonus, reduced by any disability payments for the three-year period, or in the case of a termination due to Mr. Haley's death or disability, the two-year period, following such termination, and continued welfare benefit coverage for the two-year period following such termination. In addition, in the event of any such qualifying termination, all outstanding options held by Mr. Haley will become fully vested.

         The agreement further provides that, in the event of the termination of Mr. Haley's employment by the Company without cause or by Mr. Haley for good reason, in either such case, within the two-year period following a "change in control" of the Company, in addition to the termination benefits described above, Mr. Haley is entitled to receive continued welfare benefit coverage and payments in lieu of additional contributions to the Company's Retirement Savings Plan and Deferred Compensation Plan for the three year period following such change in control.

The Company has agreed to provide Mr. Haley with an excise tax gross up with respect to any excise taxes Mr. Haley may be obligated to pay pursuant to
Section 4999 of the United States Internal Revenue Code of 1986 on any excess parachute payments. In addition, following a change in control, Mr. Haley is entitled to a minimum annual bonus equal to 50% of his base salary, and the definition of "good reason" is modified to include certain additional events. The agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Responsibilities and Goals:

         The Compensation Committee, composed of non-employee directors, has the responsibility of administering executive compensation and benefit programs, policies and practices. The Committee consists of Messrs. Stern, Singleton, Tarr, Tutrone and Way, with Mr. Stern serving as Chairman. The Committee engages the assistance of outside consultants and uses third-party surveys in its consideration of compensation levels and incentive plan designs.

         On an annual basis, the Committee reviews and approves the compensation and benefit programs for the executive officers, including the Chairman and Chief Executive Officer.

Executive Officer Compensation:

         The objective of the Company's compensation program for executive officers (including Mr. Haley, Chief Executive Officer) is to motivate and reward executive management for achieving high levels of business performance and outstanding financial results. This reflects the Company's commitment to attract, develop, retain and motivate the high caliber of executive required to perform in the competitive distribution industry, and to ensure positive business performance and continued growth in shareholder value.

         The Company's compensation program for executive officers consists of a base salary, annual incentive bonuses and long-term incentives. Executives have significant amounts of compensation at risk, based on performance. Executives are also encouraged to maintain a significant equity stake in the Company since this most closely aligns the interests of management with those of the shareholders. Each of the Company's Named Executive Officers maintains a significant equity investment in the Company. The lowest equity ownership position of the Named Executive Officers is at least 5 times greater than his base salary.

         o Base salaries for the Company's executives are targeted at the median of similarly sized industrial and electrical distribution companies. Salaries for each executive are reviewed annually, taking into account factors such as changes in duties and responsibilities, individual performance and changes in the competitive marketplace.

         o Annual incentives are awarded for successfully achieving financial and operational goals of the Company which are established at the beginning of the year.

         o Long-term incentives are generally granted in the form of stock options. The Committee believes that stock options are the most effective long-term link between executive performance and shareholder value.

CEO Compensation

         In determining the 2000 compensation of Mr. Haley, the Company's Chief Executive Officer, the Committee assessed his individual performance and leadership, as reflected in the Company's financial and operating performance (including such factors as sales, operating income, earnings per share, cash flow and capitalization), new business development initiatives and acquisition programs.

         In 2000, Mr. Haley received a base salary of $518,750 and a cash bonus in the amount of $350,000 paid in March 2001. In addition, options to purchase 100,000 shares of Common Stock at $9.875 per share were granted to Mr. Haley under the LTIP (Long Term Incentive Plan) in 2000. This information is also shown in the Summary Compensation Table in this Proxy Statement.

Conclusions

         The Committee's goal is to maintain compensation and benefit programs that are competitive within the distribution industry and clearly linked to shareholder value. The Committee believes that the 2000 compensation levels disclosed in this Proxy Statement are reasonable and appropriate.

         The Committee intends to ensure that compensation paid to its executive officers is within the limits of, or exempt from, the deductibility limits of 162(m) of the Internal Revenue Code and expects that all compensation will be deductible. However, it reserves the right to pay compensation that is not deductible if it determines that to be in the best interests of the Company and the shareholders.

RESPECTFULLY SUBMITTED:
=======================
COMPENSATION COMMITTEE
James A. Stern, Chairman
James L. Singleton
Robert J. Tarr, Jr.
Anthony D. Tutrone
Kenneth L. Way

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

COMPARATIVE STOCK PERFORMANCE

         The following performance graph compares the total stockholder return of an investment in the Company's Common Stock to that of a peer group of other industrial and construction products distributors(1,2) and the Russell 2000 index of small cap stocks for the period commencing May 11, 1999, the date on which the Common Stock was first publicly traded, and ending on December 31, 2000. The graph assumes that the value of the investment in the Company's Common Stock was $100 on May 11, 1999. The historical information set forth below is not necessarily indicative of future performance. The Company does not make or endorse any predictions as to future stock performance.


                           WESCO INTERNATIONAL, INC.
                            STOCK PRICE PERFORMANCE
                        MAY 11, 1999 - DECEMBER 31, 2000


                                   5/11/99           6/30/99            12/31/99          6/30/00            12/31/00
                                   -------           -------            --------          -------            --------

WESCO International                 100.00            113.88              49.31             53.22              40.28
Russell 2000                        100.00            100.14             112.97            118.49             111.62
Peer Group                          100.00             97.81              93.25             90.07              92.77
Old Peer Group                      100.00             97.70              88.43

(1) The current peer group includes the following 23 companies: Airgas, Inc., Applied Industrial Technologies, Barnes Group, Inc., Building Materials Holding Corporation, Fastenal Company, Grainger (W.W.), Inc., Hughes Supply, Inc., Industrial Distribution Group, Inc., Kaman Corp., KEVCO, Inc., Lawson Products, Inc., Maxco, Inc., MSC Industrial Direct Co., Inc., NCH Corporation, Noland Company, Pameco Corp., Park-Ohio Holdings Corp., Pentacon, Inc., Premier Farnell PLC, SCP Pool Corporation, Strategic Distribution Inc., SunSource, Inc., and Watsco, Inc.

(2) During the course of 2000, five of the companies included in the peer group against which the performance of the Common Stock was compared in the Proxy Statement for the Company's 2000 Annual Meeting ceased to be independent public companies and, as a consequence, are no longer included in the peer group with respect to fiscal 2000. Those five companies are: Barnett, Inc., Cameron Ashley Building Products, Inc., Innovative Valve Technology, Inc., JLK Direct Distributors, Inc., and Wilmar Industries, Inc. The performance graph compares the performance of the Common Stock to both the old peer group and the new peer group with respect to the period from May 11, 1999 to December 31, 1999, and to that of the new peer group, only, with respect to fiscal 2000.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

         AMENDED AND RESTATED REGISTRATION AND PARTICIPATION AGREEMENT. In connection with the Company's recapitalization in 1998, an investor group led by The Cypress Group L.L.C. ("Cypress"), which included, among others, Chase Capital Partners and Co-Investment Partners, L.P. and Clayton, Dublier & Rice ("CD&R"), Westinghouse and the Company entered into a registration and participation agreement (the "Registration and Participation Agreement"), which amended and restated the previous agreement among CD&R, Westinghouse and the Company, to reflect, among other things, the succession of the investor group to CD&R's and Westinghouse's rights and obligations thereunder. Pursuant to the Registration and Participation Agreement, the investor group and the management stockholders have the right, under certain circumstances and subject to certain conditions, to request that the Company register under the Securities Act shares of common stock held by them. Subject to certain conditions and exceptions, the investor group and the management stockholders also have the right to require that shares of common stock held by them be included in any registration under the Securities Act commenced by the Company. The Registration and Participation Agreement provides that the Company will pay all expenses in connection with the first three registrations requested by the investor group and the management stockholders. The Registration and Participation Agreement also provides that the Company will indemnify the investors and the management stockholders and their affiliates for certain liabilities they may incur under the securities laws.

         In addition, the Registration and Participation Agreement provides that so long as Cypress owns any of our securities, Cypress shall have the right to designate one director to our Board of Directors and the Board of Directors of WESCO Canada. At the time we entered the Registration and Participation Agreement, Cypress was not affiliated with WESCO, and we believe the transaction was made on terms no less favorable to us than we could have obtained from an unaffiliated party.

         MANAGEMENT STOCKHOLDERS. Each member of management who holds common stock is a party to a stock subscription agreement with the Company which provides that each management stockholder is entitled to certain benefits of, and bound by certain obligations in, the Registration and Participation Agreement, including certain registration rights thereunder.

                               SECURITY OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Common Stock as of April 9, 2001 by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Stock, each director, and the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

                                                        SHARES
                                                      BENEFICIALLY        PERCENT OWNED
NAME                                                     OWNED             BENEFICIALLY
--------------------------------------------------- ------------------------------------------

Cypress Merchant Banking Partners L.P.(1)              18,580,966             41.5%
c/o The Cypress Group L.L.C.
65 East 55th Street
New York, New York 10222

Cypress Offshore Partners L.P. (1)                        962,370              2.1%
Bank of Bermuda (Cayman) Limited
P.O. Box 513 G.T. Third Floor
British America Tower
George Town, Grand Cayman
Cayman Islands, B.W.I.

JPMorgan Partners (BHCA), L.P.(2)                       4,653,131             10.4%
c/o JPMorgan Partners, L.L.C.
1221 Avenue of the Americas, 39th Floor
New York, New York 10020

Co-Investment Partners, L.P.                            4,653,189             10.4%
c/o CIP Partners, LLC
660 Madison Avenue
New York, New York 10021

James A. Singleton (1)                                 19,543,336             43.6%

James A. Stern (1)                                     19,543,336             43.6%

                                                        SHARES
                                                      BENEFICIALLY        PERCENT OWNED
 NAME                                                    OWNED             BENEFICIALLY
 -------------------------------------------------- ------------------------------------------

 Roy W. Haley                                           2,871,200               6.2%

 James H. Mehta                                         1,055,428               2.3%

 Patrick M. Swed                                          673,370               1.5%

 Donald H. Thimjon                                        352,580                *

 William M. Goodwin                                       364,440                *

 Robert J. Tarr, Jr.                                       51,120                *

 Kenneth L. Way                                            50,120                *

 Michael J. Cheshire                                       23,120                *

 George L. Miles, Jr.                                       1,000                *

 Anthony D. Tutrone                                         -0-                  *


 All executive officers and directors as a group       27,001,246              56.1%
 (16) persons(3)

* Indicates ownership of less than 1% of the Common Stock.

---------------------

(1) Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. are affiliates of Cypress. The general partner of Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. is Cypress Associates L.P., and The Cypress Group L.L.C. is the general partner of Cypress Associates L.P. Messrs. Singleton and Stern are members of Cypress and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by such Cypress funds. Such individuals disclaim beneficial ownership of such shares.

(2) These shares constitute shares of non-voting Class B common stock which are convertible at any time into common stock at the option of the holder.

(3) Included in this figure are 3,303,829 shares that may be acquired by the executive officers and directors pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. To the Company's knowledge, for the fiscal year ended December 31, 2000, each officer and director of the Company timely filed all such required reports, except that the Company inadvertently filed Forms 5 late for Messrs. Haley, Mehta, Swed, Goodwin, Thimjon, Van, Van Oss, and Brailer with respect to certain options granted to them by the Company.

                             INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP has served as the independent accountants for Fiscal 2000. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in the Company's proxy statement and related materials. The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 for the 2002 Annual Meeting of Stockholders (the "2001 Annual Meeting") of the Company is December 21, 2001. With respect to any stockholder proposal outside the procedures provided in Rule 14a-8 and received by the Company no later than December 21, 2001, the Company may be required to include certain limited information concerning such proposal in the Company's proxy statement so that proxies solicited for the 2002 Annual Meeting may confer discretionary authority to vote on any such matter. Any stockholder proposals should be addressed to the Secretary of the Company, Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania 15219.

                                                                      APPENDIX A


                            WESCO INTERNATIONAL, INC.
                             AUDIT COMMITTEE CHARTER


I. COMPOSITION OF THE AUDIT COMMITTEE: The Audit Committee shall be comprised of at least three Directors, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc. All members of the Committee shall have a working familiarity with basic financial and accounting processes, and at least one member shall have accounting or financial management expertise.

II. PURPOSE OF THE AUDIT COMMITTEE: The purpose of the Audit Committee is to assist the Board of Directors:

         1. in its oversight of the Company's accounting and financial reporting principles, policies and internal controls;

         2. in its oversight of the quality of the Company's financial statements and the independent audit thereof;

         3. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

         4.       in evaluating the independence of the outside auditors.

         The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. In addition, management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Each member of the Audit Committee shall rely on
         (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors). The Audit Committee meets regularly with management and the outside auditors to review and discuss the annual and quarterly reporting process.

         The outside auditors for the Company are ultimately accountable to the Board of Directors and the Audit Committee. The outside auditors shall submit to the Audit Committee and the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standard No. 1 adopted by the Independence Standards Board.

III. MEETINGS OF THE AUDIT COMMITTEE: In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth below in Article IV, the Audit Committee should meet separately at least annually with management, the Director of the internal audit department and the outside auditors to discuss any matters that the Audit Committee or any of those persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV. DUTIES AND POWERS OF THE AUDIT COMMITTEE: To carry out its oversight responsibilities, the Audit Committee shall have the following duties and powers:

         1.       with respect to the outside auditors,

                  (i) to provide advice to the Board of Directors in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating or replacing outside auditors;

                  (ii) to review the fees charged by the outside auditors for audit and non-audit services;

                  (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to actively engage the outside auditors in a dialogue with respect to any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the outside auditors' independence;

                  (iv) to maintain a clear understanding with management and the internal audit department, on the one hand, and the outside auditors, on the other, regarding the ultimate accountability of the outside auditors; and

                  (v) to meet with the outside auditors to discuss the results of their examination and their evaluation of internal controls and the overall quality of financial reporting; and

         2.       with respect to the internal audit department,

                  (i) to review the appointment and/or replacement of the Director of the internal audit department; and

                  (ii) to advise the Director of the internal audit department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management's responses thereto;

         3. with respect to financial reporting principles and policies and internal audit controls and procedures,

                  (i) to advise management, the internal audit department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

                  (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented;

                  (iii) to meet with the outside auditors, with and (where deemed necessary), without representatives of management and the internal audit department present:

                           o        to discuss the scope of the annual audit;

                           o        to discuss the audited financial statements;

                           o to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal audit department or the outside auditors, relating to the Company's financial statements;

                           o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

                  (iv) to meet with management, the Director of the internal audit department and/or the outside auditors;

                           o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal audit department or management; and

                           o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

                  (v) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with
                           Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

                  (vi) to discuss with the Company's counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including materials notices to or inquiries received from governmental agencies; and

         4.       with respect to reporting and recommendations,

                  (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

                  (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

                  (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.



V. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                                            Please mark    [ X ]
                                                           your votes as
                                                            indicated in
                                                            this example



1.   ELECTION OF DIRECTORS: The election of three directors, Robert J.
     Tarr, Jr., Anthony D. Tutrone and Kenneth L. Way, for a three year term to expire in 2003.

 FOR all nominees                WITHHOLD
   listed above                  AUTHORITY
(except as marked        to vote for all nominees
 to the contrary)              listed above
     [   ]                         [   ]

         (Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

         -----------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted for Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED                            , 2001
                                              --------------------------

                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Signature if held jointly

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

WESCO INTERNATIONAL, INC.                THIS PROXY IS SOLICITED ON BEHALF
COMMERCE COURT, SUITE 700                OF THE BOARD OF DIRECTORS. THE BOARD OF
FOUR STATION SQUARE                      DIRECTORS RECOMMENDS A VOTE FOR ALL
PITTSBURGH, PENNSYLVANIA 15219           DIRECTOR NOMINEES.



PROXY



The undersigned hereby appoints Stephen A. Van Oss and Daniel A. Brailer as Proxies, and each of them with full power of substitution, to represent the undersigned and to vote all shares of common stock of WESCO International, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Shareholders to be held May 23, 2001 or any adjournment thereof, upon all matters coming before the meeting.




--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *